Exhibit 4.2

            AMENDED AND RESTATED 2000 SUPPLEMENTAL STOCK OPTION PLAN

                         MERCURY INTERACTIVE CORPORATION

                      (As amended through February 8, 2001)


     1.     Purposes of the Plan.  The purposes of this Stock Option Plan are to
            --------------------
attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to such individuals of the Company and to promote the success of the Company's business. Options granted hereunder may only be Nonstatutory Stock Options. Stock Purchase Rights may also be granted under the Plan.

     2.     Definitions.  As used herein, the following definitions shall apply:
            -----------

          (a)     "Administrator"  means  the  Committee,  if  one  has  been
                   -------------
appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b)     "Board" means the Board of Directors of the Company.  A member
                   -----
of  the  Board  shall  be  referred  to  hereinafter  as  a  "Director."

          (c)     "Code"  means the United States Internal Revenue Code of 1986,
                   ----
as  amended.

          (d)     "Committee"  means  the  Committee  appointed  by the Board of
                   ---------
Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (e)     "Common  Stock"  means  the  Common  Stock  of  the  Company.
                   -------------

          (f)     "Company"  means  Mercury  Interactive Corporation, a Delaware
                   -------
corporation.

          (g)     "Continuous  Status  as an Employee" means that the employment
                   ----------------------------------
or consulting relationship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) any leave of absence approved by the Administrator, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

          (h)     "Director"  means  a  member  of the Board of Directors of the
                   --------
Company  or  of  the  board  of  directors  of  any  Parent  of  the  Company.

          (i)     "Employee" means any person, excluding Officers and Directors,
                   --------
who is not a United States citizen, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor the payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

          (j)     "Exchange Act" means the United States Securities Exchange Act
                   ------------
of  1934,  as  amended.

          (k)     "Incentive  Stock Option" means any Option intended to qualify
                   -----------------------
as  an  incentive  stock  option  within the meaning of Section 422 of the Code.


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          (l)     "Nonstatutory  Stock  Option"  means an Option not intended to
                   ---------------------------
qualify  as  an  Incentive  Stock  Option.

          (m)     "Officer"  means  a  person  who  is an officer of the Company
                   -------
within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (n)     "Option"  means a stock option granted pursuant to the Plan.
                   ------

          (o)     "Option  Agreement"  means  a  written or electronic agreement
                   -----------------
between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (p)     "Optioned  Stock"  means the Common Stock subject to an Option
                   ---------------
or  Stock  Purchase  Right.

          (q)     "Optionee"  means the holder of an outstanding Option or Stock
                   --------
Purchase  Right  granted  under  the  Plan.

          (r)     "Parent"  means  a  "parent  corporation",  whether  now  or
                   ------
hereafter  existing,  as  defined  in  Section  424(e)  of  the  Code.

          (s)     "Plan" means this Amended and Restated 2000 Supplemental Stock
                   ----
Option  Plan.

          (t)     "Restricted  Stock"  means  shares  of  Common  Stock acquired
                   -----------------
pursuant  to  a  grant  of  a  Stock  Purchase  Right.

          (u)     "Restricted  Stock  Purchase  Agreement"  means  a  written or
                   --------------------------------------
electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Stock Purchase Right grant. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan

          (v)     "Share"  means  a  share  of  the Common Stock, as adjusted in
                   -----
accordance  with  Section  12  of  the  Plan.

          (w)     "Stock  Purchase Right" means a right to purchase Common Stock
                   ---------------------
pursuant  to  this  Plan.

          (x)     "Subsidiary"  means a "subsidiary corporation", whether now or
                   ----------
hereafter  existing,  as  defined  in  Section  424(f)  of  the  Code.

     3.     Stock  Subject to the Plan.  Subject to the provisions to Section 12
            --------------------------
of the Plan, the total number of Shares reserved and available for issuance is 6,000,000.

     Subject to Section 12 of the Plan, if an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     4.     Administration  of  the  Plan.
            -----------------------------

          (a)     Procedure.  The Plan shall be administered by (A) the Board or
                  ---------
(B) a committee designated by the Board, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of stock option plans, if any, of state or foreign corporate law, the relevant stock exchange and the Code or any applicable local law (the "Applicable Rules"). Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Rules.

          (b)     Powers of the Administrator.  Subject to the provisions of the
                  ---------------------------
Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value of the Common Stock, in accordance with Section 8(b) of the Plan;

               (ii) to select the Employees to whom Options and Stock Purchase Rights may be granted hereunder;

               (iii) to determine whether and to what extent Options and Stock Purchase Rights are granted hereunder;

               (iv) to determine the number of shares of Common Stock to be covered by each Option or Stock Purchase Right granted hereunder;

               (v)     to  approve  forms  of  agreement for use under the Plan;

               (vi) to determine the terms and conditions as permitted under local laws, not inconsistent with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

               (viii) to prescribe, amend and rescind rules and regulations relating to the Plan;

               (ix) to modify or amend each Option or Stock Purchase Right (subject to Section 15(b) of the Plan);

               (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;


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               (xi)     to  determine  and  recommend  the  terms  of any Option
exchange program or repricing program for Option or Stock Purchase Rights granted under the Plan, and subject to prior stockholder approval, to institute and implement any such program;

               (xii) to determine the terms and restrictions applicable to Options and Stock Purchase Rights;

               (xiii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; and

               (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)     Effect  of  Administrator's  Decision.  The  Administrator's
                  -------------------------------------
decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options and Stock Purchase Rights.

     5.     Eligibility.
            -----------

          (a) Nonstatutory Stock Options and Stock Purchase Rights may be granted only to Employees who are not Officers or Directors of the Company. For purposes of the foregoing sentence, "Employees" shall include prospective Employees to whom Options or Stock Purchase Rights are granted in connection with written offers of employment with the Company or any Parent or Subsidiary of the Company.

          (b) Each Option shall be designated in the Option Agreement as a Nonstatutory Stock Option.

          (c) Nothing in the Plan or any Option or Stock Purchase Right granted hereunder shall confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

          (d) The following limitations shall apply to grants of Option or Stock Purchase Rights to Employees:

               (i) No Employee shall be granted, in any fiscal year of the Company, Options or Stock Purchase Rights to purchase more than 1,000,000 Shares.

               (ii) In connection with his or her initial employment, an Employee may be granted Options or Stock Purchase Rights to purchase up to an additional 2,000,000 Shares which shall not count against the limit set forth in subsection (i) above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 12.

               (iv) If an Option or Stock Purchase Right is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option or Stock Purchase Right shall be counted against the limit set forth in subsection
(i) above. For this purpose, if the exercise price of an Option or Stock Purchase Right is reduced, such reduction will be treated as a cancellation of the Option or Stock Purchase Right and the grant of a new Option or Stock Purchase Right.

     6.     Term  of Plan.  The term of the Plan shall be ten (10) years and six
            -------------
months, commencing on July 25, 2000 and terminating on January 25, 2011 unless sooner terminated under Section 15 of the Plan.

     7.     Term  of  Option.  The  term  of  each Option shall be stated in the
            ----------------
Option Agreement; provided, however, that the term of each Option granted to an Employee residing in any country other than Switzerland or the Netherlands shall be no more than ten (10) years from the date of grant. The term of each Option granted to an Employee residing in Switzerland shall be no more than ten (10) years and six months from the date of grant. The term of each Option granted to an Employee residing in the Netherlands shall be no more than six (6) years from the date of grant.

     8.     Option  Exercise  Price  and  Consideration.
            -------------------------------------------

          (a) The per Share exercise price under each Option shall be such price as is determined by the Administrator; provided, however, in the case of a Nonstatutory Stock Option the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

For purposes of this Section 8(a), in the event that an Option is amended to reduce the exercise price, the date of grant of such Option shall thereafter be considered to be the date of such amendment.

          (b) The Fair Market Value shall be determined by the Administrator in good faith; provided, however, that where there is a public market for the Common Stock, the Fair Market Value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal.

          (c) The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. The acceptable form of consideration shall be determined, as permitted under local laws, by the Administrator at the time of grant. Such consideration may consist entirely of:

               (i)     cash;

               (ii)     check;

               (iii)    promissory  note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price and any tax withholding resulting from such exercise;

               (vi)     any  combination of the foregoing methods of payment; or

               (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable laws.

          (d) Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any foreign, federal, or state withholding obligations of the Company, if applicable.

     9.     Exercise  of  Option.
            --------------------

          (a)     Procedure  for  Exercise;  Rights as a Stockholder. Any Option
                  --------------------------------------------------
granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator at the time of grant, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

          An  Option  may  not  be  exercised  for  a  fraction  of  a  Share.

          An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate as promptly as practicable upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan.

          Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)     Termination  of  Status  as  an  Employee.  In  the  event  of
                  -----------------------------------------
termination of an Optionee's Continuous Status as an Employee, such Optionee may, only within 30 days after the date of such termination (or such other period as is set out by the Administrator in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was vested and not subject to a Company repurchase option at the date of such termination. To the extent that Optionee was not vested or was subject to a Company repurchase option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

          (c)     Disability  of  Optionee.  Notwithstanding  the  provisions of
                  ------------------------
Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee as a result of his total and permanent disability (as defined in Sec-tion 22(e)(3) of the Code), he may exercise his Option to the extent he was vested or was not subject to a Company repurchase option within six (6) months from the date of such termination (or such other period as is specified in the grant, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement). To the extent that the Optionee was not vested or was subject to a Company repurchase option at the date of such termination, or does not exercise such Option (to the extent exercisable) within the time specified herein, the Option shall terminate.

          (d)     Death  of Optionee.  Notwithstanding the provisions of Section
                  ------------------
9(b)  above,  in  the  event  of  the  death  of  an  Optionee:

               (i) during the term of the Option, who is at the time of his death an Employee and who shall have been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (or such other period as is specified in the grant, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable, and such Shares shall be fully vested and not subject to any repurchase option; or

               (ii) during the post-termination exercise period specified in the grant with respect to terminations under Section 9(b) above, at any time within six (6) months following the date of death (or such other period as is determined by the Administrator, but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent such Option was vested and not subject to a repurchase option of the Company at the date of termination.

     10.     Non-Transferability of Options and Stock Purchase Rights. Except as
             --------------------------------------------------------
otherwise designated by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by applicable laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11.     Stock  Purchase  Rights.
             -----------------------

          (a)     Rights  to  Purchase.  Stock  Purchase  Rights  may  be issued
                  --------------------
either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, the forms of consideration which may be used to exercise the Stock Purchase Right and the time within which such person must accept such offer. The terms of the offer shall comply in all respects with Section 260.140.42 of Title 10 of the California Code of Regulations. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b)     Repurchase  Option.  Unless  the  Administrator  determines
                  ------------------
otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Optionee's service with the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Optionee. In either case, such purchase price shall be paid by cash or cancellation of any indebtedness of the Optionee to the Company.

          (c)     Other  Provisions.  The  Restricted  Stock  Purchase Agreement
                  -----------------
shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d)     Rights  as  a  Shareholder.  Once  the Stock Purchase Right is
                  --------------------------
exercised, the Optionee shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 12 of the Plan.

     12.     Adjustments  Upon  Changes  in Capitalization, Dissolution, Merger,
             -------------------------------------------------------------------
             Asset Sale or Change of Control.
             -------------------------------

          (a)     Changes  in Capitalization.  Subject to any required action by
                  --------------------------
the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option or Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

          (b)     Dissolution  or  Liquidation.  In  the  event  of the proposed
                  ----------------------------
dissolution or liquidation of the Company, to the extent that an Option or Stock Purchase Right has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Purchase Right shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option or Stock Purchase Right as to all or any part of the Optioned Stock, including Shares as to which the Option or Stock Purchase Right would not otherwise be exercisable.

          (c)     Merger or Asset Sale.  In the event of a merger of the Company
                  --------------------
with or into another corporation or the sale of substantially all of the assets of the Company:

               (i) Each outstanding Option or Stock Purchase Right shall be assumed or an equivalent option or stock purchase right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. Any Shares subject to a repurchase option of the Company shall be exchanged for the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by the holders of the Common Stock for the successor corporation or a parent or subsidiary of such successor corporation for each Share held on the effective date of the transaction and such consideration shall, in the case of securities of the successor corporation, be subject to a repurchase option with terms consistent to the Company's repurchase option and in the case of any other property shall be subject to vesting according to the schedule for the lapse of the repurchase option.

               (ii) In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be exercisable, and such Shares shall be fully vested and not subject to any repurchase option. In the event that the successor corporation fails to assume the Restricted Stock Purchase Agreement pursuant to which the Optionee purchased unvested Shares, the Company's repurchase option shall lapse and the shares shall be fully vested. If an Option or Stock Purchase Right is exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option or Stock Purchase Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or stock purchase right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely Common Stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     13.     Stock  Withholding  to Satisfy Withholding Tax Obligations.  At the
             ----------------------------------------------------------
discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph.

          (a)     For  Options  or  Stock  Purchase  Rights granted to Employees
                  --------------------------------------------------------------
whose  remuneration  is  subject  to  taxation  in  the  United States.  When an
----------------------------------------------------------------------
Optionee incurs tax liability in connection with the exercise of an Option or Stock Purchase Right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is determined (the "Tax Date").

     All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

               (i) the election must be made on or prior to the applicable Tax Date;

               (ii) once made, the election shall be irrevocable as to the particular Shares of the Option or Stock Purchase Right as to which the election is made;

               (iii) all elections shall be subject to the consent of the Administrator;

               (iv) if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

          (b)     For  Options  or  Stock  Purchase  Rights granted to Employees
                  --------------------------------------------------------------
whose  remuneration  is subject to taxation in any country other than the United
--------------------------------------------------------------------------------
States.  Upon the disposition by an Optionee or other person of shares of Common
------
Stock acquired pursuant to the exercise of a Nonqualified Stock Option or a Stock Purchase Right, the Company shall have the right to require such Optionee or such other person to pay by cash, or certified or cashier's check payable to the Company, the amount of any taxes which the Company may be required to withhold with respect to such transactions. The above notwithstanding, in any case where a tax is required to be withheld in connection with the issuance or transfer of shares of Common Stock under this Plan, the Company may reduce the number of such shares issued or transferred by the appropriate number of shares to accomplish such withholding.

     14.     Time  of  Granting  Options  or Stock Purchase Rights.  The date of
             -----------------------------------------------------
grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Board or the Administrator makes the determination granting such Option or Stock Purchase Right. Notice of the determination shall be given to each Employee to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

     15.     Amendment  and  Termination  of  the  Plan.
             ------------------------------------------

          (a)     Amendment  and  Termination.  The Board may amend or terminate
                  ---------------------------
the Plan from time to time in such respects as the Board may deem advisable; provided that the following changes shall require approval of the stockholders of the Company in the manner described in Section 19 of the Plan: (i) changes in the designation of the class of persons eligible to be granted Options or Stock Purchase Rights; and/or (ii) the reduction of the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted.

          (b)     Effect  of  Amendment  or  Termination.  Any such amendment or
                  --------------------------------------
termination of the Plan shall not affect Options or Stock Purchase Rights already granted and such Options or Stock Purchase Rights shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     16.     Conditions  Upon  Issuance  of  Shares.  Shares shall not be issued
             --------------------------------------
pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the United States Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     17.     Reservation  of Shares.  The Company, during the term of this Plan,
             ----------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     18.     Agreements.  Options or Stock Purchase Rights shall be evidenced by
             ----------
written or electronic Option Agreements or Restricted Stock Purchase Agreements, as applicable, in such forms as the Administrator shall approve.

     19.     Stockholder Approval. Any required stockholder approval obtained at
             --------------------
a duly held stockholders' meeting, may be obtained by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present or represented and entitled to vote thereon.

                                                        MERCURY INTERACTIVE CORP
                                                        1325 BORREGAS AVENUE
                                                        SUNNYVALE, CA 94089
                                                        (408) 822-5324

              NOTICE OF GRANT OF STOCK OPTIONS AND OPTION AGREEMENT

     [NAME OF OPTIONEE]                        OPTION NUMBER:  0000_____
     [ADDRESS]                                 PLAN:           2000
                                               ID:             _________

Effective [date], you have been granted a Nonstatutory Stock Option to buy [number of shares] shares of Mercury Interactive Corporation (the Company) stock at $ [price] per share.

The  total  option  price  of  the  shares  granted  is  $[total  price].

Shares  in  each  period  will  become  fully  vested  on  the  date  shown.

Shares               Vest Type     Full Vest              Expiration

[number of shares]   Annually      __/__/__        [10 years from Grant Date]
[number of shares]   Monthly       __/__/__        [10 years from Grant Date]
[number of shares]   Monthly       __/__/__        [10 years from Grant Date]
[number of shares]   Monthly       __/__/__        [10 years from Grant Date]



By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended, the Option Agreement and the Notice of Beneficiary, all of which are attached and made a part of this document.




Mercury Interactive Corporation                   Date


______________________________                    Date
Signature of Optionee

                          EXHIBIT A TO NOTICE OF GRANT

                         MERCURY INTERACTIVE CORPORATION

                             STOCK OPTION AGREEMENT

                          FOR THE AMENDED AND RESTATED
                       2000 SUPPLEMENTAL STOCK OPTION PLAN


     1.  Grant  of  Option.  Mercury  Interactive  Corporation,  a  Delaware
         -----------------
corporation ("the Company"), has granted to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), and in all respects subject to the terms, definitions and provisions of the Amended and Restated 2000 Supplemental Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

     This  Option  is  a  Nonstatutory  Stock  Option.

     2.  Exercise  of  Option.  This Option shall be exercisable during its term
         ---------------------
in  accordance  with  the  provisions  of  Section  9  of  the  Plan as follows:

          (a)  Right  to  Exercise.
               --------------------

               (i) Subject to subsections 2 (a) (ii), (iii) and (iv ) below, this Option shall be exercisable cumulatively, as set forth in the Notice of Grant; provided, however, if allowable by applicable law, that the vesting schedule shall temporarily cease during any period of time that the Optionee's employment is subject to an approved leave of absence in excess of thirty (30) days and recommences thereafter. This Option may be exercised in whole or in part at any time as to Shares which have not yet vested under the vesting schedule; provided, however, that the Optionee shall execute as a condition to such exercise of this Option, the Restricted Stock Purchase Agreement attached hereto as Exhibit A.
            ----------

               (ii)  This Option may not be exercised for a fraction of a share.

               (iii) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 5, 6 and 7 below, subject to the limitations contained in subsection 2(a)(iv).

               (iv) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 9 below.

          (b)  Method of Exercise.  This Option shall be exercisable by a signed
               ------------------
written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, or by such other procedures as may be permitted by the Administrator from time to time (including without limitation, electronic exercise methods). Unless payment is made by Cashless Exercise, the written notice shall be accompanied by payment of the Exercise Price and any applicable tax withholding obligation required by such exercise. If payment is made by Cashless Exercise (as defined below), then Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state, local, foreign or social income and employment taxes required to be withheld by the Company by reason of such exercise and to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale. Except to the extent the Cashless Exercise procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the written notice of exercise delivered to the Company in connection with the option exercise. This Option shall be deemed to be exercised upon the receipt by the Company of such written notice accompanied by the Exercise Price and any applicable tax withholding obligation required by such exercise.

      No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     3.  Method  of  Payment.
         -------------------

          (a)     Forms  of  Consideration  Authorized.  Payment of the Exercise
                  ------------------------------------
Price shall consist of: (i) cash; (ii) check; (iii) by means of a Cashless Exercise, as defined in this Section 3(b); or (iv) by any combination of the foregoing.

          (b)     Cashless Exercise.  A "Cashless Exercise" means the assignment
                  -----------------
in a form acceptable to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System). The Company reserves, at any and all times, the right, in the Company's sole and absolute discretion, to decline, to approve, or terminate any such program or procedure.

     4.  Restrictions  on  Exercise.  This  Option  may  not be exercised if the
         --------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     5.  Termination  of  Status as an Employee.  In the event of termination of
         ---------------------------------------
Optionee's Continuous Status as an Employee, the Optionee may, but only within thirty (30) days after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), exercise this Option to the extent the Option is vested and not subject to a Company repurchase right at the date of such termination. To the extent this Option was not vested or was subject to a Company repurchase right which was not waived by the Company at the date of such termination, or if the Optionee does not exercise this Option to the extent vested within the time specified herein, the Option shall terminate.

     6.  Disability  of  Optionee.  Notwithstanding  the provisions of Section 5
         -------------------------
above, in the event of termination of Optionee's Continuous Status as an Employee as a result of Optionee's total and permanent disability (as defined in Section 22 (e) (3) of the Code), the Optionee may exercise the Option to the extent Optionee was vested or was not subject to a Company repurchase right which was not waived by the Company, but only within six months from the date of termination of employment (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below),. To the extent that the Option was not vested or was subject to a Company repurchase right that was not waived by the Company at the date of termination, or if the Optionee does not exercise such Option to the extent vested within the time specified herein, the Option shall terminate.

     7.  Death  of  Optionee.  In  the  event  of  the  death  of  Optionee:
         -------------------

          (a) during the term of this Option and while an Employee of the Company and having been in Continuous Status as an Employee since the date of grant of the Option, the Option may be exercised in full even as to shares which otherwise would not have been vested, at any time within six months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), by Optionee's estate or by a person who acquired the right to exercise; or

          (b) within thirty (30) days after the termination of Optionee's Continuous Status as an Employee, the Option may be exercised, at any time within six months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 9 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested and not subject to a repurchase right of the Company which was not waived by the Company at the date of termination.

     8.  Non-Transferability of Option; Successors and Assigns.  This Option may
         ------------------------------------------------------
not be transferred in any manner otherwise than by will or by applicable laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     9.  Term  of  Option.  This  Option may not be exercised more than ten (10)
         -----------------
years (five years if Optionee owns, immediately before this Option is granted, stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary) from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     10.  Taxation Upon Exercise of Option.  Optionee understands that, upon the
          --------------------------------
granting, vesting, or exercising of a Nonstatutory Stock Option, the Optionee may be treated as having received compensation income (taxable at ordinary income tax rates) for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the Exercise Price. If the Optionee is an employee, the Company may be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income. The Optionee shall satisfy any necessary tax withholding obligation arising upon the applicable taxable event of this Option by one or some combination of the following methods: (i) by cash payment, or (ii) out of Optionee's current compensation, or (iii) in the case of a Cashless Exercise, the Company shall withhold such taxes from the proceeds of the sale of the Shares.

THE ABOVE TAX SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

     11.     Designation  of  Beneficiary . The Employee shall have the right to
             ----------------------------
appoint any individual or legal entity in writing, on Exhibit B to the Notice of
                                                      ---------
Grant, as his or her beneficiary to receive any Option (to the extent not previously exercised or forfeited) under this Agreement upon the Employee's death. Such designation under this Agreement may be revoked by the Employee at any time and a new beneficiary may be appointed by the Employee by execution and submission to the Stock Administration Department of the Company of a revised
Exhibit B to the Notice of Grant. In order to be effective, a designation of beneficiary must be completed by the Employee on Exhibit B and received by the Stock Administration Department of the Company, prior to the date of the Employee's death. In the absence of such designation, the Employee's beneficiary shall be the person designated under the Employee's will or as defined by the applicable laws of the decedent's distribution.

     12.     Acknowledgements.
             ----------------

          (a) OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES SUBJECT TO THIS OPTION IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS OR HER
EMPLOYMENT  AT  ANY  TIME,  WITH  OR  WITHOUT  CAUSE.

          (b) Optionee acknowledges that as of the date of this Option, such Option and the Plan set forth the entire understanding between the Participant and the Company regarding the acquisition of Common Stock in the Company and supercedes all prior oral and written agreements pertaining to this Option.

          (c) Optionee acknowledges that in order to perform its requirements under the Plan, the Company and its affiliates may process sensitive personal data about the Optionee. Such data include but are not limited to the information provided above and any changes thereto and other appropriate personal and financial data about the Optionee. Participant hereby gives explicit consent to the Company to process any such personal data and/or sensitive personal data. Participant also hereby gives explicit consent to the Company to transfer any such personal data and/or sensitive personal data outside the country in which the Optionee is employed, and to the United States. The legal persons for whom such personal data are intended are Mercury Interactive Corporation and E*Trade Securities, Furman Selz, Oppenheimer and Chase H&Q (or their successors). Optionee has been informed of his/her right of access and correction to his/her personal data by applying to Susie Fregoso or Sari Guaron.

          (d) Optionee understands that the Company has reserved the right to amend or terminate the Plan at any time, and that the grant of an option under the Plan at one time does not in any way obligate the Company or its affiliates to grant additional options in any future year or in any given amount. Optionee acknowledges and understands that the grant of this Option and any future Options granted under the Plan is wholly discretionary in nature and is not to be considered part of any normal or expected compensation that is or would be subject to severance, resignation, redundancy or similar pay, other than to the extent required by local law.

          (e) Optionee authorizes the Company or its affiliates to withhold from my compensation the amount, if necessary, to meet any applicable tax withholding obligation. Optionee agrees that the Company may require Optionee to enter an arrangement providing for the payment to the Company of any tax withholding obligation of the Company or its affiliates arising by reason of his/her participation in the Plan, or by the disposition of Common Stock acquired through participation in the Plan.

                          EXHIBIT B TO NOTICE OF GRANT
                          ----------------------------

                     NOTICE OF STOCK OPTION BENEFICIARY(IES)
                     FOR THE MERCURY INTERACTIVE CORPORATION
            AMENDED AND RESTATED 2000 SUPPLEMENTAL STOCK OPTION PLAN

     If I shall cease to be an Employee of Mercury Interactive Corporation (the "Company"), or of a Parent or a Subsidiary of the Company by reason of my death, or if I shall die after I have terminated my employment with the Company, a Parent or a Subsidiary, but, prior to the expiration of the Option (as provided in the Notice of Grant and Stock Option Agreement), then all rights to the Option granted under the Notice of Grant and Stock Option Agreement that I hereby hold upon my death, to the extent not previously terminated or forfeited, shall be transferred in the manner provided for in the Plan and the Agreement to the following beneficiary(ies) as well as the obligation to make the payments of the exercise price of such stock options due to the Company upon the exercise of any such options:

NAME  OF  BENEFICIARY  (Please  print):

     ______________________________________________________
     (First)               (Middle)               (Last)

____________________________     __________________________________________
(Relationship)
                                 __________________________________________

_________________                __________________________________________
% for Beneficiary                              (Address)

NAME  OF  BENEFICIARY  (Please  print):

     ______________________________________________________
     (First)               (Middle)               (Last)

____________________________     __________________________________________
(Relationship)
                                 __________________________________________

_________________                __________________________________________
% for Beneficiary                              (Address)

Unless otherwise specified in writing above, the rights to my Options shall be divided equally among all of the above named beneficiaries.

Employee's Social Security Number:  ________________________________________

Employee's  Address:          ______________________________________________

                              ______________________________________________

                              ______________________________________________

I UNDERSTAND THAT THIS DESIGNATION OF BENEFICIARY(IES) SHALL REMAIN IN EFFECT UNLESS TERMINATED IN WRITING BY ME.


Dated:  __________________          ____________________________________
                                           Signature of Employee